                                                                     Exhibit 3.4


                          AMENDED AND RESTATED BYLAWS

                                      OF

                           ENTRUST TECHNOLOGIES INC.

                                    BYLAWS
                                    ------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I. - Stockholders..................................................... 1
     A.     Place of Meetings................................................. 1
     B.     Annual Meeting.................................................... 1
     C.     Special Meetings.................................................. 1
     D.     Notice of Meetings................................................ 1
     E.     Voting List....................................................... 2
     F.     Quorum............................................................ 2
     G.     Adjournments...................................................... 2
     H.     Voting and Proxies................................................ 2
     I.     Action at Meeting................................................. 3
     J.     Action without Meeting............................................ 3
     K.     Nomination of Directors........................................... 3
     L.     Notice of Business at Annual Meetings............................. 4
     M.     Organization...................................................... 5

ARTICLE II. - Directors....................................................... 5
     A.     General Powers.................................................... 5
     B.     Number; Election; Tenure and Qualification........................ 5
     C.     Classes of Directors.............................................. 6
     D.     Terms of Office................................................... 6
     E.     Allocation of Directors Among Classes in the Event of Increases
            or Decreases in the Number of Directors........................... 6
     F.     Vacancies......................................................... 6
     G.     Resignation....................................................... 7
     H.     Regular Meetings.................................................. 7
     I.     Special Meetings.................................................. 7
     J.     Notice of Meeting................................................. 7
     K.     Meetings by Telephone Conference Calls............................ 7
     L.     Quorum............................................................ 7
     M.     Action at Meeting................................................. 8
     N.     Action by Consent................................................. 8
     O.     Removal........................................................... 8
     P.     Committees........................................................ 8
     Q.     Compensation of Directors......................................... 9

ARTICLE III. - Officers....................................................... 9
     A.     Enumeration....................................................... 9
     B.     Election.......................................................... 9

     C.     Qualification..................................................... 9
     D.     Tenure............................................................ 9
     E.     Resignation and Removal...........................................10
     F.     Vacancies.........................................................10
     G.     Chairman of the Board and Vice Chairman of the Board..............10
     H.     President.........................................................10
     I.     Vice Presidents...................................................10
     J.     Secretary and Assistant Secretaries...............................11
     K.     Treasurer and Assistant Treasurers................................11
     L.     Salaries..........................................................12

ARTICLE IV. - Capital Stock...................................................12
     A.     Issuance of Stock.................................................12
     B.     Certificates of Stock.............................................12
     C.     Transfers.........................................................12
     D.     Lost, Stolen or Destroyed Certificates............................13
     E.     Record Dates or Closing of Transfer Books.........................13
     F.     Stock Ledger......................................................14
     G.     Certification of Beneficial Owners................................14

ARTICLE V. - General Provisions...............................................14
     A.     Fiscal Year ......................................................14
     B.     Corporate Seal....................................................14
     C.     Execution of Instruments..........................................14
     D.     Waiver of Notice..................................................14
     E.     Voting of Securities in other Corporations........................15
     F.     Evidence of Authority.............................................15
     G.     Articles of Incorporation.........................................15
     H.     Transactions with Interested Directors............................15
     I.     Severability......................................................16
     J.     Pronouns..........................................................16
     K.     Books and Records.................................................16

ARTICLE VI. - Amendments......................................................16
     A.     By the Board of Directors.........................................16
     B.     By the Stockholders...............................................16
     C.     Certain Provisions................................................17

                           ARTICLE I. - Stockholders
                          --------------------------

          A.    Place of Meetings.  All meetings of stockholders shall be held
                -----------------
at such place in the United States as may be designated from time to time by the Board of Directors or, if not so designated, at the registered office of the corporation.

          B.    Annual Meeting.  The annual meeting of stockholders for the
                --------------
election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held, either at 10:00 a.m. on the second Thursday of April in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as the Articles of Incorporation or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the corporation's existence or affect any otherwise valid corporate acts. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

          C.    Special Meetings.  Special meetings of stockholders may be
                ----------------
called at any time by the President or by the Board of Directors or by the Secretary upon the written request of stockholders entitled to cast at least 50 percent of all votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the corporation, notify each stockholder entitled to notice of the meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting unless the purpose of the special meeting is to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months in which case a majority of the stockholders entitled to cast all of the votes at the meeting is required to call a meeting.

          D.    Notice of Meetings.  Except as otherwise provided by law,
                ------------------
written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 90 days before the date of the meeting to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. The notices of all meetings shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

          E.    Voting List.  The officer who has charge of the stock ledger of
                -----------
the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

          F.    Quorum.  Except as otherwise provided by law, the Articles of
                ------
Incorporation or these Bylaws, the presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business.

          G.    Adjournments.  Whether or not a quorum is present, a meeting of
                ------------
stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

          H.    Voting and Proxies.  Each stockholder shall have one vote for
                ------------------
each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Articles of Incorporation. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the corporation or its assets or liabilities.

          I.    Action at Meeting.  When a quorum is present at any meeting, the
                -----------------
holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Articles of Incorporation or these Bylaws, except that a plurality of all votes cast at a meeting at which a quorum is present is sufficient to elect a director.

          J.    Action without Meeting.  Any action required or permitted to be
                ----------------------
taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholders' meetings: (i) an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

          K.    Nomination of Directors.  Only persons who are nominated in
                -----------------------
accordance with the following procedures shall be eligible for election as directors. Nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Article I.K. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however,
                                                          --------
that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall set forth (i) as to each proposed nominee (a) the name, age, business address and, if known, residence address of each such nominee, (b) the principal occupation or employment of each such nominee, (c) the number of shares of stock of the corporation which are beneficially owned by each such nominee and (d) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected), and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the corporation's books, of such stockholder and (y) the class and number of shares of the corporation which are beneficially owned by such stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

          The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          L.    Notice of Business at Annual Meetings.  At an annual meeting of
                -------------------------------------
the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the corporation, the procedures in Article I.K must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or
         --------
prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this
Article I.L and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation's proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Article I.L.

          The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article I.L, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

          M.    Organization.  The Chairman of the Board, or in his absence
                ------------
the Vice Chairman of the Board designated by the Chairman of the Board, or the President, in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the Board of
                                           --------
Directors may appoint any stockholder to act as chairman of any meeting in the absence of the Chairman of the Board. The Secretary of the corporation shall act as secretary at all meetings of the stockholders; but in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

                            ARTICLE II. - Directors
                            -----------------------

          A.    General Powers.  The business and affairs of the corporation
                --------------
shall be managed under the direction of a Board of Directors. All powers of the corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, the Articles of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

          B.    Number; Election; Tenure and Qualification.  The number of
                ------------------------------------------
directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the entire Board of Directors, but in no event shall be more than ten or less than three, except as otherwise provided by law. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election as provided in
Article I.I. Directors need not be stockholders of the corporation. The corporation shall have the number of directors provided in the Articles of Incorporation until changed as herein provided.

          C.    Classes of Directors.  The Board of Directors shall be and is
                --------------------
divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

          D.    Terms of Office.  Each director shall serve for a term ending
                ---------------
on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall
                           --------
serve for a term ending on the date of the annual meeting of stockholders in 1999; each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 2000; and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 2001; and provided further, that the term of each director shall
                          ----------------
be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

          E.    Allocation of Directors Among Classes in the Event of
                -----------------------------------------------------
Increases or Decreases in the Number of Directors.  In the event of any increase
-------------------------------------------------
or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

          F.    Vacancies.  Subject to the rights of the holders of any class
                ---------
of stock separately entitled to elect one or more directors, the stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.

          G.    Resignation.  Any director may resign by delivering his
                -----------
written resignation to the Board of Directors, the Chairman of the Board, the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later date.

          H.    Regular Meetings.  Regular meetings of the Board of Directors
                ----------------
may be held without notice at such time and place, either within or without the State of Maryland, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination, which notice shall be given at least 72 hours in advance of such meeting. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

          I.    Special Meetings.  Special meetings of the Board of Directors
                ----------------
may be held at any time and place, within or without the State of Maryland, designated by the Chairman of the Board, two or more directors, or by one director in the event that there is only a single director in office.

          J.    Notice of Meeting.  Except as provided in Article II.H, notice
                -----------------
of any regular or special meeting of Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by telephone or by electronic devices sent to his business or home address at least 48 hours in advance of the meeting or by mailing written notice to his last known address at least 72 hours in advance of the meeting. Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors.

          K.    Meetings by Telephone Conference Calls.  Directors or any
                --------------------------------------
members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

          L.    Quorum.  A majority of the total number of the whole Board of
                ------
Directors shall constitute a quorum at all meetings of the Board of Directors. Except as otherwise provided by law, in the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

          M.    Action at Meeting.  At any meeting of the Board of Directors at
                -----------------
which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Articles of Incorporation or these Bylaws.

          N.    Action by Consent.  Any action required or permitted to be taken
                -----------------
at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

          O.    Removal.  Subject to the rights of the holders of any class
                -------
separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least two-thirds of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors.

          P.    Committees.  The Board of Directors may, by resolution passed by
                ----------
a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of a member of a committee, the member or members of the committee present at any meeting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Maryland General Corporation Law, shall have and may exercise all the powers of the Board of Directors, except the power to authorize dividends on stock, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

          Q.    Compensation of Directors.  Directors may be paid such
                -------------------------
compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                            ARTICLE III. - Officers
                            -----------------------

          A.    Enumeration.  The officers of the corporation shall consist of a
                -----------
President, a Treasurer, a Secretary and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

          B.    Election.  The President, Treasurer and Secretary shall be
                --------
elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting. Election or appointment of an officer, employee or agent shall not of itself create contract rights.

          C.    Qualification.  No officer need be a stockholder.  Any two or
                -------------
more offices may be held by the same person, except that a person may not serve concurrently as both President and Vice President of the corporation.

          D.    Tenure.  Except as otherwise provided by law, by the Articles of
                ------
Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

          E.    Resignation and Removal.  Any officer may resign by delivering
                -----------------------
his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation may be effective upon receipt unless it is specified to be effective at some later date.

          The Board of Directors, or a committee duly authorized to do so, may remove any officer with or without cause. The removal of an officer does not prejudice any of his or her contract rights. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

          F.    Vacancies.  The Board of Directors may fill any vacancy
                ---------
occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

          G.    Chairman of the Board and Vice Chairman of the Board.   The
                -----------------------------------------------------
Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors.

          H.    President.  The President shall be the chief operating officer
                ---------
of the corporation. He shall also be the chief executive officer of the corporation unless such title is assigned to a Chairman of the Board. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and of the Board of Directors (except as provided in Article III.G above). The President may perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

          I.    Vice Presidents.  Any Vice President shall perform such duties
                ---------------
and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

          J.    Secretary and Assistant Secretaries.  The Secretary shall
                -----------------------------------
perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

          Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

          In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

          K.    Treasurer and Assistant Treasurers.   The Board of Directors
                ----------------------------------
shall appoint a Treasurer, who shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

          Any Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

          L.    Salaries.  Officers of the corporation shall be entitled to such
                --------
salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                          ARTICLE IV. - Capital Stock
                         ----------------------------

          A.    Issuance of Stock.  Unless otherwise voted by the stockholders
                -----------------
and subject to the provisions of the Articles of Incorporation and the Maryland General Corporation Law, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

          B.    Certificates of Stock.  Each stockholder is entitled to
                ---------------------
certificates which represent and certify the shares of stock he or she holds in the corporation. Each stock certificate shall include on its face the name of the corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

          Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement that the corporation will furnish information about the restriction to the stockholder on request and without charge.

          C.    Transfers.  Except as otherwise established by rules and
                ---------
regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

          D.    Lost, Stolen or Destroyed Certificates.  The corporation may
                --------------------------------------
issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

          E.    Record Dates or Closing of Transfer Books.  The Board of
                -----------------------------------------
Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Article I.G, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least 10 days before the date of the meeting.

          If no record date is set and the stock transfer books are not closed,
(i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders is the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting and (ii) the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights is the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted (but the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted).

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;

provided, however, that the Board of Directors may fix a new record date for the
--------
adjourned meeting.

          F.    Stock Ledger.  The corporation shall maintain a stock ledger
                ------------
which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive office of the corporation.

          G.    Certification of Beneficial Owners.  The Board of Directors may
                ----------------------------------
adopt by resolution a procedure by which a stockholder of the corporation may certify in writing to the corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Article IV.G, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

                        ARTICLE V. - General Provisions
                        -------------------------------

          A.    Fiscal Year.  The fiscal year of the corporation shall be
                -----------
designated by the Board of Directors.

          B.    Corporate Seal.  The corporate seal shall be in such form as
                --------------
shall be approved by the Board of Directors. If the corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the corporation.

          C.    Execution of Instruments.  A person who holds more than one
                ------------------------
office in the corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

          D.    Waiver of Notice.  Whenever any notice whatsoever is required to
                ----------------
be given by law, by the Articles of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

          E.    Voting of Securities in other Corporations.  Stock of other
                ------------------------------------------
corporations or associations, registered in the name of the corporation, may be voted by the President, a Vice President or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

          F.    Evidence of Authority.  A certificate by the Secretary, or an
                ---------------------
Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

          G.    Articles of Incorporation.  All references in these Bylaws to
                -------------------------
the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the corporation, as amended and in effect from time to time.

          H.    Transactions with Interested Directors.  No contract or
                --------------------------------------
transaction between the corporation and any of its directors, or between the corporation and any other corporation, firm or other entity in which any of its directors are directors or have a material financial interest, shall be void or voidable solely because of the common directorship or interest, or solely because the director or officer is present at the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

                1. The fact of the common directorship or interest is disclosed or known to:

                    (a) The Board of Directors or the committee, and the Board of Directors or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or

                    (b) The stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

                2. The contract or transaction is fair and reasonable to the corporation.

          Common or interested directors or the stock owned by them or by an interested corporation, firm or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee of the Board or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

          I.    Severability.  Any determination that any provision of these By-
                ------------
laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

          J.    Pronouns.  All pronouns used in these Bylaws shall be deemed to
                --------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

          K.    Books and Records.  The corporation shall keep correct and
                -----------------
complete books and records of its accounts and transactions and minutes of the preceding of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws shall be kept at the principal office of the corporation.

                           ARTICLE VI. - Amendments
                           ------------------------

          A.    By the Board of Directors.  These Bylaws may be altered, amended
                -------------------------
or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

          B.    By the Stockholders.  Except as otherwise provided in Article
                -------------------
VI.C, these Bylaws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

          C.    Certain Provisions.  Notwithstanding any other provision of law,
                ------------------
the Articles of Incorporation or these Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, in the event of stockholder action, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with Article I.K, Article I.L, Article II or Article VI of these Bylaws.